UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 16, 2009 (October 16, 2009)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 16, 2009, the Pennsylvania Public Utility Commission approved the results of an auction (the “October 2009 Auction”) conducted by West Penn Power Company, a subsidiary of Allegheny Energy, Inc. (“AYE”), to purchase a portion of the power required to serve its customers in Pennsylvania for 2011 and beyond. A copy of AYE’s press release announcing the results of the October 2009 Auction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

West Penn awarded five contracts, all of which begin on January 1, 2011. These contracts represent approximately 1.8 million megawatt-hours (“MWh”), or 250 megawatts, of generation supply. Additional information regarding contracts awarded in the auction is set forth below.

		Small and Medium

	Residential	Non-Residential
Number of contracts awarded:
17-month	1	3
29-month	1	—
Total	2	3

Average weighted retail generation price ($ per MWh; estimates)	$65.29	$67.24

Amounts included in prices shown above ($ per MWh; estimates):

Gross receipts taxes and line losses	$8.22	$8.45

Capacity (excludes shaping)	$4.14	$5.37

Energy and all other components	$52.93	$53.42

Allegheny Energy Supply Company, LLC (“Allegheny Supply”), a subsidiary of AYE, was awarded all five contracts. AYE estimates that the contracts won by Allegheny Supply in this auction will result in an increased energy margin of approximately $10 per MWh (pre-tax) for 2011 compared to 2010. This $10 per MWh increase in 2011 energy margin excludes gross receipts taxes, line losses and capacity and reflects certain other adjustments to both the October 2009 Auction results and the 2010 Pennsylvania generation rate of approximately $52.50 per MWh.

AYE estimates that at the time bids were submitted for the October 2009 Auction, the round-the-clock, energy-only price at the PJM Western Hub was approximately $53 per MWh for the 17-month period beginning January 1, 2011, as compared to approximately $57 per MWh at the time bids were submitted for West Penn Power’s June 2009 auction.

The foregoing discussion includes forward-looking statements that involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations.

The information contained in Item 7.01 of this Current Report on Form 8-K (including the press release) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K (including the press release) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: October 16, 2009	By:	/S/ KIRK R. OLIVER
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer